Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
April 7, 2011	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
Catalyst Health Solutions, Inc.	Hamburg	San Francisco
800 King Farm Boulevard	Hong Kong	Shanghai
Rockville, MD 20850	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Re: Registration Statement No. 333-173281 on Form S-3	Milan

Ladies and Gentlemen:

We have acted as special counsel to Catalyst Health Solutions, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by (1) the Company of 4,500,000 shares of common stock, $.01 par value per share (the “Common Shares”), (2) Principal Financial Group, Inc. (the “Selling Stockholder”) of up to 1,825,000 shares of common stock, $.01 par value per share (the “Selling Stockholder Shares”, together with the Common Shares, the “Shares”), pursuant to an underwriting agreement, dated April 7, 2011, between the Company, Goldman Sachs & Co. as representatives of the several underwriters named therein and the Selling Stockholder (the “Underwriting Agreement”) and a prospectus supplement, dated April 7, 2011 and the accompanying base prospectus dated April 4, 2011 (collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S–3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2011 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Common Shares have been duly authorized and, when duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, issued by the Company against payment therefor not less than par value in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Common Shares will

Catalyst Health Solutions, Inc.

April 7, 2011

have been duly authorized by all necessary corporate action of the Company, and the Common Shares will be validly issued, fully paid and nonassessable. Subject to foregoing and other matters set forth herein, it is also our opinion that, as of the date hereof, the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable. In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Form 8-K dated April 7, 2011 and to the reference to our firm in the Prospectus under the heading “Validity of Common Stock.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP